  EXHIBIT 99.1

CATHETER PRECISION, INC. Reports Second Quarter Results of Operations

Fort Mill, SC, December 18, 2023 – Catheter Precision, Inc. (formerly known as Ra Medical Systems, Inc.) (VTAK: NYSE/American) an innovative US-based medical device Company dedicated to improving the lives of patients with cardiac arrhythmias, announced corporate highlights of the second quarter of 2023.

Highlights of the second quarter include the following:

•	US sales team was assembled, trained, and is creating a pipeline.
•	Additional US clinical personnel were onboarded and trained.
•	Completion of enrollment of 125 patient VIVO patient Registry. Follow-up data is expected to be completed in June 2024.
•	Key VIVO accounts continue to be established in both the US and Europe.
•	Initiation of first LockeT study, to include 100 patients, to demonstrate time to hemostasis, time to patient ambulation, and time to hospital discharge. This observational study is intended to clinically show a new cost effective alternative to existing closure methods.
•	Onboarded a consulting group to bring about international contracts for the distribution of the LockeT closure product.
•	Continued pursuit of intellectual property filings for both VIVO and LockeT technologies.
•	Total assets at June 30, 2023, were $35.5 million.
•	Total cash on hand at June 30, 2023 was $7.4 million.
•	Total revenues for the six months ended June 30, 2023 were $181,000.
•

Completed the accounting for the merger transaction between Ra Medical Systems and Catheter Precision, including the valuation of the consideration exchanged and the allocation of the purchase price to the different assets and liabilities on the balance sheet, including the various intangible categories.

David Jenkins, acting CEO, commented: “We are pleased to put the accounting related to the merger behind us, and we now look forward to moving forward as a public company. Our VIVO and LockeT products are now in the introductory stage in the U.S. market, and we are quite satisfied with the initial response. Early commercial feedback has set the stage for greater success over the coming years.”

Mr. Jenkins continued, “We continue to believe that our unique technologies are favorably positioned within the cardiac electrophysiology market. Our VIVO product, an acronym for “View into Ventricular Onset,” is a unique non-invasive mapping system to show early activation in ventricular arrhythmias. We believe that ablation for ventricular arrhythmias has the potential for huge growth, to mirror that of the atrial fibrillation ablation market. VIVO is a tool that, when used in the clinical setting, allows for an accurate visualization and shorter procedure times. LockeT, a suture retention device utilized after percutaneous venous access, is easy to use and comfortable for the patient. Early clinical use has demonstrated short times to achieve hemostasis and to ambulation at a lower cost to the hospital than other closure devices. The first study, to include 125 patients, is expected to be available soon.”

About Catheter Precision

Catheter Precision is an innovative U.S.-based medical device company bringing new solutions to market to improve the treatment of cardiac arrhythmias. It is focused on developing groundbreaking technology for electrophysiology procedures by collaborating with physicians and continuously advancing its products. Reincorporated as Ra Medical Systems, Inc. in Delaware in 2018, the Company changed its name to Catheter Precision, Inc. on August 17, 2023.

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Cautionary Note Regarding Forward-Looking Statements

Statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to substantial risk and uncertainties. Forward-looking statements can be identified by words such as “believe,” “anticipate,” “may,” “might,” “can,” “could,” “continue,” “depends,” “expect,” “expand,” “forecast,” “intend,” “predict,” “plan,” “rely,” “should,” “will,” “may,” “seek,” or the negative of these terms and other similar expressions, although not all forward-looking statements contain these words.  These forward-looking statements include, but are not limited to, our expectations regarding the potential for the growth of ablation for ventricular arrhythmias, and the Company’s potential for future success. The Company’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks and changes in circumstances, including but not limited to risks and uncertainties included under the caption “Risk Factors”  in the Company’s Form 10-K for the year ended December 31, 2022 and Forms 10-Q for the quarters ended March 31, 2023 and June 30, 2023, filed with the U.S. Securities and Exchange Commission and available at www.sec.gov.  These risks and uncertainties include, but aren’t limited to,  that we will not be able to reach profitability unless we are able to achieve our product expansion and growth goals, our research and development and commercialization efforts may depend on entering into agreements with corporate collaborators, we have entered into joint marketing agreements with respect to our products, and may enter into additional join marketing agreements, that will reduce our revenues from product sales, royalty agreements with respect to our LockeT device will reduce any future profits from this product, if we experience significant disruptions in our information technology systems, our business may be adversely affected, litigation and other legal proceedings may adversely affect our business, if we make acquisitions or divestitures, we could encounter difficulties that harm our business, failure to attract and retain sufficient qualified personnel could also impede our growth, failure to maintain effective internal controls could cause our investors to lose confidence in us and adversely affect the market price of our common stock, if our internal controls are not effective, we may not be able to accurately report our financial results or prevent fraud, our revenues may depend on our customers’ receipt of adequate reimbursement from private insurers and government sponsored healthcare programs, we may be unable to compete successfully with companies in our highly competitive industry, many of whom have substantially greater resources than we do, our future operating results depend upon our ability to obtain components in sufficient quantities on commercially reasonable terms or according to schedules, prices, quality and volumes that are acceptable to us, and suppliers may fail to deliver components, or we may be unable to manage these components effectively or obtain these components on such terms, if hospitals, physicians and patients do not accept our current and future products or if the market for indications for which any product candidate is approved is smaller than expected, we may be unable to generate significant revenue, if any, our medical device operations are subject to pervasive and continuing FDA regulatory requirements, our products may be subject to additional recalls, revocations or suspensions after receiving FDA or foreign approval or clearance, which could divert managerial and financial resources, harm our reputation, and adversely affect our business, changes in trade policies among the U.S. and other countries, in particular the imposition of new or higher tariffs, could place pressure on our average selling prices as our customers seek to offset the impact of increased tariffs on their own products, increased tariffs or the imposition of other barriers to international trade could have a material adverse effect on our revenues and operating results.

The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

CONTACTS:

At the Company

David Jenkins

973-691-2000

mhuck@catheterprecision.com

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CATHETER PRECISION, INC. (formerly known as RA MEDICAL SYSTEMS, INC.)

Condensed Consolidated Statements of Operations

(in thousands, except share and par value data)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022

Revenues
Product sales	$96	$5	$181	$14
Cost of revenues
Product sales	7	11	17	42
Service and other	-	55	-	119
Total cost of revenues	7	66	17	161
Gross profit (loss)	89	(61)	164	(147)
Operating expenses
Selling, general and administrative	1,415	2,476	11,648	4,778
Research and development	134	2,396	374	5,511
Restructuring and impairment	-	3,527	-	3,527
Loss on impairment of goodwill	4,848	-	60,934	-
Total operating expenses	6,397	8,399	72,956	13,816
Operating loss	(6,308)	(8,460)	(72,792)	(13,963)
Other income, net
Change in fair value of royalty payable	4,617	-	4,617	-
Interest income	119	-	188	-
Other (expense) income, net	(4)	12	11	20
Total other income, net	4,732	12	4,816	20
Loss from operations before income taxes	(1,576)	(8,448)	(67,976)	(13,943)
Income taxes	-	-	-	-
Net loss	$(1,576)	$(8,448)	$(67,976)	$(13,943)
Deemed dividends from the warrant inducement offer	-	-	(800)	-
Net loss attributable to common stockholders	$(1,576)	$(8,448)	$(68,776)	$(13,943)
Net loss per share attributable to common stockholders, basic and diluted	$(0.29)	$(13.07)	$(16.97)	$(0.03)
Weighted average common shares used in computing net loss per share, basic and diluted	5,364,383	646,361	4,052,700	525,924

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CATHETER PRECISION, INC. (formerly known as RA MEDICAL SYSTEMS, INC.)

Condensed Consolidated Balance Sheets

(in thousands, except share and par value data)

	June 30, 2023	December 31, 2022
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$7,410	$15,859
Accounts receivable, net	119	-
Inventories	59	-
Prepaid expenses and other current assets	320	977
Total current assets	7,908	16,836
Property and equipment, net	67	-
Operating lease right-of-use assets	220	-
Intangible assets, net	27,339	-
Other non-current assets	8	-
TOTAL ASSETS	$35,542	$16,836

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$93	$92
Accrued expenses	1,863	7,484
Current portion of operating lease liabilities	86	-
Total current liabilities	2,042	7,576
Royalties payable	9,565	-
Operating lease liabilities	144	-
Total liabilities	11,751	7,576
Commitments and contingencies (see Note 16)
Stockholders' Equity
Series A Convertible Preferred Stock, $0.0001 par value, 10,000,000 shares authorized; 7,203 and 0 shares issued and outstanding as June 30, 2023 and December 31, 2022, respectively	-	-
Series X Convertible Preferred Stock, $0.0001 par value, 15,404 shares authorized; 12,675 and 0 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	-	-
Common stock, $0.0001 par value, 300,000,000 shares authorized; 5,367,674 and 2,161,950 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	-	-
Additional paid-in capital	296,904	214,397
Accumulated deficit	(273,113)	(205,137)
Total stockholders' equity	23,791	9,260
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$35,542	$16,836

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